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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

1.       BATSON MILL L.P.

2.       BOCKMON CONSTRUCTION COMPANY, INC.

3.       CHESSHER CONSTRUCTION, INC.

4.       CHEMICAL TECHNOLOGIES, INC.

5.       CONSOLIDATED MAYFLOWER MINES

6.       EXCALIBAR MINERALS, INC.

7.       EXCALIBAR MINERALS OF LA., L.L.C.
         (FORMERLY IBERIA BARITE, L.L.C.)

8.       FLORIDA MAT RENTAL, INC.

9.       HYDRA FLUIDS INTERNATIONAL, LTD.

10.      INTERNATIONAL MAT, LTD.

11.      IML DE VENEZUELA, LLC

12.      JPI ACQUISITION CORP.

13.      MALLARD & MALLARD, INC.

14.      MALLARD & MALLARD OF LA., INC.

15.      NES PERMIAN BASIN, L.P.

16.      NDF MEXICO, INC.

17.      NEWPARK CANADA, INC.

18.      NEWPARK DRILLING FLUIDS CANADA, INC.
         (FORMERLY PROTECT MUD SERVICE, LTD.)

19.      NEWPARK DRILLING FLUIDS, INC.
         (FORMERLY SAMPEYOBILBOOMESCHE DRILLING FLUIDS MANAGEMENT, INC.)


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20.      NEWPARK ENVIRONMENTAL SERVICES, INC.
         (FORMERLY NOW DISPOSAL OPERATING CO.)

21.      NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
         (FORMERLY NEWPARK ENVIRONMENTAL SERVICES, L.L.C.)

22.      NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

23.      NEWPARK ENVIRONMENTAL SERVICES, L.P

24.      NEWPARK HOLDINGS, INC.

25.      NEWPARK PERFORMANCE SERVICES, INC.

26.      NEWPARK SHIPHOLDING TEXAS, L.P.

27.      NEWPARK TEXAS DRILLING FLUIDS, LP.
         (FORMERLY FMI WHOLESALE DRILLING FLUIDS USA,L.P.)

28.      NEWPARK TEXAS L.L.C.

29.      NID, L.P.

30.      OGS LABORATORY, INC.

31.      SOLOCO FSC, INC.

32.      SOLOCO, L.L.C.

33.      SOLOCO TEXAS, L.P.

34.      SONNEX, INC.

35.      SUPREME CONTEACTORS, L.L.C.


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